Microvast Wins Contract to Supply 1.2GWh
Battery Energy Storage Project in the United States

HOUSTON, Texas, December 7, 2022 — Microvast Holdings, Inc. (NASDAQ: MVST), a technology innovator that designs, develops, and manufactures lithium-ion battery solutions, today announced that its energy division secured a contract to supply a utility-scale battery energy storage system (BESS) to a U.S. customer.

Microvast will supply its BESS ME-4300 container solution for a 1.2GWh battery energy storage project co-located with a solar facility in the United States. Microvast’s BESS ME-4300 container solution includes an industry-leading 4.3MWh of energy density per 20-foot container and an expected battery life of more than 10,000 cycles using Microvast’s 53.5Ah NMC cell technology. Container shipments are expected to begin arriving at the project site in 2023 and the commercial operation date is anticipated to be in 2024.

“The customer response to our recently launched ME-4300 solution has been extremely promising and we are excited to be selected as a key supplier for one of the largest energy storage projects in the United States,” said Zach Ward, President of Microvast Energy. “This project will help position Microvast as a leader in the utility-scale energy storage market while reducing carbon emissions and assisting the local utility in meeting its growing electricity needs.”

Battery cells manufactured in Microvast’s facility in Clarksville, Tennessee are also expected to qualify as domestic content under the Inflation Reduction Act (IRA), which can increase the anticipated benefits from the project for Microvast and its customer.

“Our energy division did an excellent job of winning this landmark project for Microvast,” said Shane Smith, Microvast’s Chief Operating Officer. “The anticipated volume from this project will utilize a significant amount of capacity at our battery cell manufacturing facility in Clarksville, Tennessee and it is expected to be one of the first projects in a robust pipeline of grid-scale energy storage projects to incorporate battery cells manufactured in America.”

About Microvast

Founded in Houston, Texas in 2006 as a research and technology driven company, Microvast has evolved into a global leader in the design, development and manufacture of battery solutions for mobile and stationary applications. Microvast provides a broad portfolio of fast-charging lithium-ion battery solutions, with different chemistries, performance characteristics and price points to meet the diverse requirements of its customer base. Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities, which extend from core battery chemistry (cathode, anode, electrolyte, and separator) to battery cells, modules and packs.

Since placing its first battery systems into operation in electric buses more than a decade ago, Microvast has expanded its business to serve a broad range of commercial, passenger and specialty vehicles, including mining, material handling, and power vehicles and equipment, as well as grid-scale energy storage applications.

For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Microvast’s industry and market sizes, future opportunities for Microvast and the combined company and Microvast’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Contact

Investor Relations
Monica Gould
monica@blueshirtgroup.com
(212) 871-3927
cc: ir@microvast.com
(346) 309-2562

Media
media@microvast.com
(281) 491-9505

Source: Microvast Holdings, Inc.